Exhibit 99.1

Instructure Reports Fourth Quarter and Full Year 2018 Financial Results

Total Full Year 2018 Revenue of $209.5 Million, Up 30% Year-Over-Year

SALT LAKE CITY (February 19, 2019) – Instructure, Inc. (NYSE: INST), the leading software-as-a-service (SaaS) technology company that helps people learn and develop, from their first day of school to their last day of work, today announced its financial results for the fourth quarter and full year ended December 31, 2018.

"In 2018, we grew revenue 30% year over year, enhanced our operating structure, and defined and launched our growth initiatives,” said Dan Goldsmith, CEO of Instructure. “With a strong management team in place and a clear focus on growth and operational excellence, Instructure is well-positioned for success in 2019 and beyond.”

Fourth Quarter and Full Year Financial Summary
(in thousands, except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)
Revenue	$56,251	$44,755	$209,544	$160,975
Gross Margin
GAAP	69.6%	70.3%	70.5%	71.1%
Non-GAAP(1)	71.3%	71.5%	72.2%	72.0%
Operating Loss
GAAP	(8,259)	(10,411)	(44,773)	(43,802)
Non-GAAP(1)	(1,012)	(6,277)	(21,898)	(28,495)
Operating Margin
GAAP	-14.7%	-23.3%	-21.4%	-27.2%
Non-GAAP(1)	-1.8%	-14.0%	-10.5%	-17.7%
Net loss
GAAP	(7,587)	(9,744)	(43,465)	(43,084)
Non-GAAP(1)	(340)	(6,189)	(20,712)	(28,258)
EPS
GAAP	$(0.22)	$(0.32)	$(1.27)	$(1.47)
Non-GAAP(1)	$(0.01)	$(0.20)	$(0.60)	$(0.96)

(1)  Non-GAAP financial measures exclude stock-based compensation, reversal of estimated accruals related to payroll taxes on secondary stock purchase transactions, amortization of acquisition related intangibles, the change in fair value of mark-to-market liabilities, the change in fair value of the contingent liability and the deferred income tax benefit.

Fourth Quarter 2018 Business Highlights

●	Instructure continued to expand its customer base in the fourth quarter. A few highlights include:
o

Corporate – ETQ, a leading provider of quality and compliance management software, selected Bridge Learn to train their over 100,000 customers. Deloitte España will be using Bridge Learn not only for internal employee training, but also to deliver cyber security training to their clients. Chewy, the online pet retailer, chose Bridge Learn for their customer success team of 10,000 employees. In Canada, lululemon athletica selected Bridge Learn and Arc to assist them with employee training and development. And finally, The Pacific Financial Group chose Bridge Learn and Practice for their 3,000 financial representatives and clients.

o	U.S. Education – UC San Diego selected Canvas for their over 34,000 students and Harvard Medical School selected Practice in support of their global training for clinical research programs.

o

International Education – In Mexico, Canvas was selected by Tecnológico de Monterrey for their 200,000 learners. In Australia, the University of Melbourne and the University of Technology Sydney chose Canvas for their collective 80,000 students. Additionally, Our Lady of Fatima University in the Philippines with 70,000 learners and the Wine and Spirit Education Trust in the United Kingdom with 30,000 learners also selected Canvas.

Business Outlook

Today, Instructure issued financial guidance for the first quarter and full year 2019. The financial guidance discussed below is on a non-GAAP basis, except for revenue, and excludes stock-based compensation expense, reversal of payroll tax expense on secondary stock purchase transactions, amortization of acquisition related intangibles, the change in fair value of mark-to-market liabilities, the change in fair value of the contingent liability and the deferred income tax benefit (see tables below that reconcile these non-GAAP financial measures to the related GAAP measures). On January 1, 2018, Instructure adopted Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” using the full retrospective transition method.

For the first quarter ending March 31, 2019, Instructure expects revenue of approximately $56.9 million to $57.5 million, a non-GAAP net loss of ($5.6) million to ($5.0) million, and non-GAAP net loss per common share of ($0.16) to ($0.14).

For the full year ending December 31, 2019, Instructure expects revenue of approximately $256 million to $260 million, non-GAAP net loss of ($23.5) million to ($21.5) million, and non-GAAP net loss per common share of ($0.65) to ($0.59).

Conference Call Details

Instructure will discuss its fourth quarter and full year 2018 results today, February 19, 2019, via teleconference at 3:00 p.m. Mountain Time / 5:00 p.m. Eastern Time. The call may be accessed at (877) 201-0168 or (647) 788-4901, passcode 8690028.

The live webcast of the call can be accessed at the Instructure Investor Relations website at ir.instructure.com. A replay of the call will be available at the same web address approximately two hours following the conclusion of the live event. You may register for the live webcast at http://bit.ly/INST_Q42018EarningsCall.

Non-GAAP Financial Measures

In this press release and related conference call, Instructure’s non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow and 12-month billings are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics.

Non-GAAP measures exclude stock-based compensation, payroll taxes related to secondary stock purchase transactions or the reversal of such expense due to the retirement of the liability, amortization of acquisition related intangibles, the change in fair value of mark-to-market liabilities, the change in fair value of the contingent liability and the deferred income tax benefit. We believe investors may want to exclude the effects of these items in order to compare our financial performance between time periods:

●

Stock-based compensation - Although stock-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business. Unlike cash compensation, the value of equity awards is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates that are beyond our control.

●

Reversal of estimated accruals related to payroll taxes on secondary stock purchase transactions – Prior to our IPO, operating expenses included employer payroll tax-related items on employee sales of securities to investors. The amount of employer payroll tax-related items on these transactions was dependent on the fair market value of our stock. Beginning in the second quarter of 2016, operating expenses included the reversal of such payroll tax expense due to the reduction of the estimated liability, which will continue to occur in the second quarter of each year.

●

Amortization of acquisition related intangibles - Expense for the amortization of acquisition related intangibles is a non-cash item, and we believe that the exclusion of this expense provides for a useful comparison of our operating results to prior periods.

●

Change in fair value of mark-to-market liabilities - Under GAAP, we are required to record mark-to-market adjustments for the change in fair value of the liability for warrants issued in connection with term debt and our credit facility. This expense or gain is excluded from management's assessment of our operating performance because management believes that these non-cash items are not indicative of ongoing operating performance.

●

Change in fair value of the contingent liability - Under GAAP, we are required to record mark-to-market adjustments for the change in the fair value of the liability for contingent consideration related to an acquisition. The expense or gain recognized is excluded from management’s assessment of our operating performance because management believes that these non-cash items are not indicative of ongoing operating performance.

●

Deferred income tax benefit - The deferred income tax benefit is a non-cash item created by the difference in the carrying amount and tax basis of the assets and liabilities acquired. This taxable temporary difference resulted in the recognition of a $0.6 million deferred tax liability which was recorded as an adjustment to goodwill on the consolidated balance sheets as of December 31, 2017. The creation of the deferred tax liability represents a source of future taxable income which supports the realization of a portion of the income tax benefit associated with historical net operating losses. The deferred income tax benefit is a non-cash item that is unique to the business combination, and we believe the exclusion of this deferred tax benefit provides for a useful comparison of our operating results to prior periods and our peer companies.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s financial guidance for the first quarter of 2019 and for the full year ending December 31, 2019, the company’s growth, customer demand and application adoption, the company's research and development efforts and future application releases, and the company’s expectations regarding future revenue, expenses, cash flows and net income or loss. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Instructure’s addressable market; competitive factors, including changes in the competitive environment, pricing changes, sales cycle time and increased competition; Instructure’s ability to build and expand its sales efforts; general economic and industry conditions; new application introductions and Instructure’s ability to develop and deliver innovative applications and features; Instructure's ability to provide high-quality service and support offerings; risks associated with international operations; and macroeconomic conditions. These and other important risk factors are described more fully in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which was filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2018, and other documents filed with the SEC and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof and Instructure undertakes no duty to update this information except as required by law.

About Instructure

Instructure, Inc. is the leading software-as-a-service (SaaS) technology company that helps people learn and develop, from their first day of school to their last day of work. Its software solutions include Canvas, the learning platform that simplifies teaching and elevates learning, and Bridge, the employee development and engagement solution for people-focused companies. To date, Instructure has connected millions of educators and learners at more than 4,000 educational institutions and corporations throughout the world. Learn more about Canvas for higher ed and K–12 and Bridge for companies at www.Instructure.com.

Contacts:

Keaton Godfrey

Director, Investor Relations
Instructure
(866) 574-3127
kgodfrey@instructure.com

Becky Frost

Senior Director, Corporate Communications
Instructure
(801) 869-5017
press@instructure.com

Source: Instructure

INSTRUCTURE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$94,320	$35,693
Short term marketable securities	58,630	5,697
Accounts receivable—net of allowances of $1,092 and $318 at December 31, 2018 and 2017, respectively	35,514	34,312
Prepaid expenses	13,918	11,492
Deferred commissions	8,226	7,086
Other current assets	2,019	2,419
Total current assets	212,627	96,699
Property and equipment, net	27,388	23,926
Goodwill	12,354	12,354
Intangible assets, net	6,262	9,048
Noncurrent prepaid expenses	3,516	2,939
Deferred commissions, net of current portion	11,404	11,160
Other assets	446	497
Total assets	$273,997	$156,623
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,581	$2,892
Accrued liabilities	9,809	13,702
Deferred rent	1,329	936
Deferred revenue	117,298	99,773
Total current liabilities	132,017	117,303
Deferred revenue, net of current portion	3,372	1,889
Deferred rent, net of current portion	10,150	9,201
Other long-term liabilities	20	1,286
Total liabilities	145,559	129,679
Commitments and contingencies
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	395,865	250,899
Accumulated other comprehensive loss	(8)	(1)
Accumulated deficit	(267,422)	(223,957)
Total stockholders’ equity	128,438	26,944
Total liabilities and stockholders’ equity	$273,997	$156,623

INSTRUCTURE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)
Revenue:
Subscription and support	$50,962	$40,551	$188,501	$144,108
Professional services and other	5,289	4,204	21,043	16,867
Total Net revenue	56,251	44,755	209,544	160,975
Cost of Revenue:
Subscription and support	13,382	10,001	46,706	34,351
Professional services and other	3,740	3,303	15,137	12,211
Total cost of revenue	17,122	13,304	61,843	46,562
Gross profit	39,129	31,451	147,701	114,413
Operating expenses:
Sales and marketing	23,811	20,130	97,481	78,726
Research and development	14,281	13,477	59,391	48,293
General and administrative	9,296	8,255	35,602	31,196
Total operating expenses	47,388	41,862	192,474	158,215
Loss from operations	(8,259)	(10,411)	(44,773)	(43,802)
Other income (expense):
Interest income	885	162	2,413	361
Interest expense	(14)	(37)	(68)	(55)
Other income (expense), net	(167)	4	(698)	257
Total other income, net	704	129	1,647	563
Loss before income taxes	(7,555)	(10,282)	(43,126)	(43,239)
Income tax expense (benefit)	(32)	538	(339)	155
Net loss	$(7,587)	$(9,744)	$(43,465)	$(43,084)
Net loss per common share, basic and diluted	$(0.22)	$(0.32)	$(1.27)	$(1.47)
Weighted average shares used to compute net loss per share, basic and diluted	35,175	30,237	34,248	29,401

INSTRUCTURE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)
Operating Activities:
Net loss	$(7,587)	$(9,744)	$(43,465)	$(43,084)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	2,311	1,865	8,749	6,187
Amortization of intangible assets	674	242	2,786	572
Amortization of deferred financing costs	4	7	19	31
Change in fair value of mark-to-market liabilities	—	(1)	(1,266)	97
Stock-based compensation	6,645	3,963	22,747	15,670
Other	320	25	(437)	(17)
Changes in assets and liabilities:
Accounts receivable, net	11,368	2,388	(2,643)	(14,882)
Prepaid expenses and other assets	(2,385)	(7,308)	(2,553)	(9,176)
Accounts payable and accrued liabilities	(13,046)	(7,457)	(2,805)	740
Deferred revenue	(18,003)	(8,929)	19,008	26,763
Deferred rent	(261)	1,055	1,342	992
Deferred commissions	(212)	(1,157)	(1,384)	(4,990)
Other liabilities	—	—	—	(32)
Net cash provided by (used in) operating activities	(20,172)	(25,051)	98	(21,129)
Investing Activities:
Purchases of property and equipment	(2,244)	(4,920)	(11,132)	(15,750)
Purchases of intangible assets	—	(9)	—	(310)
Proceeds from disposal of property and equipment	10	26	88	76
Purchases of marketable securities	(21,690)	(2,997)	(113,860)	(11,085)
Maturities of marketable securities	23,750	5,400	61,600	29,300
Net cash provided by (used in) investing activities	(174)	(2,500)	(63,304)	2,231
Financing Activities:
Proceeds from common stock offerings, net of offering costs	—	—	109,789	—
Proceeds from issuance of common stock from employee equity plans	3,707	4,606	12,467	10,375
Shares repurchased for tax withholdings on vesting of restricted stock	(72)	(78)	(405)	(292)
Payments for financing costs	—	—	(18)	(31)
Net cash provided by financing activities	3,635	4,528	121,833	10,052
Net increase (decrease) in cash	(16,711)	(23,023)	58,627	(8,846)
Cash, beginning of period	111,031	58,716	35,693	44,539
Cash, end of period	$94,320	$35,693	$94,320	$35,693

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP GROSS MARGIN
(in thousands, except percentages)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP gross profit	$39,129	$31,451	$147,701	$114,413
Stock-based compensation	632	408	2,210	1,358
Amortization of acquisition related intangibles	332	135	1,339	135
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(49)	—
Non-GAAP gross margin	$40,093	$31,994	$151,201	$115,906

GAAP gross margin %	69.6%	70.3%	70.5%	71.1%
Non-GAAP gross margin %	71.3%	71.5%	72.2%	72.0%

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING LOSS
(in thousands, except percentages)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Loss from operations	$(8,259)	$(10,411)	$(44,773)	$(43,802)
Stock-based compensation	6,645	3,963	22,747	15,670
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(1,225)	(534)
Amortization of acquisition related intangibles	602	171	2,497	171
Change in fair value of contingent liability	—	—	(1,144)	—
Non-GAAP operating loss	$(1,012)	$(6,277)	$(21,898)	$(28,495)

GAAP operating margin	-14.7%	-23.3%	-21.4%	-27.2%
Non-GAAP operating margin	-1.8%	-14.0%	-10.5%	-17.7%

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS
(in thousands, except per share data)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net loss	$(7,587)	$(9,744)	$(43,465)	$(43,084)
Stock-based compensation	6,645	3,963	22,747	15,670
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(1,225)	(534)
Amortization of acquisition related intangibles	602	171	2,497	171
Change in fair value of mark-to-market liabilities	—	(1)	(122)	97
Change in fair value of contingent liability	—	—	(1,144)	—
Deferred income tax benefit from business combination	—	(578)	—	(578)
Non-GAAP net loss	$(340)	$(6,189)	$(20,712)	$(28,258)
Non-GAAP net loss per common share, basic and diluted	$(0.01)	$(0.20)	$(0.60)	$(0.96)
Weighted average common shares used in computing basic and diluted net loss per common share	35,175	30,237	34,248	29,401

INSTRUCTURE, INC.
RECONCILIATION OF FREE CASH FLOW
(in thousands)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net cash provided by (used in) operating activities	$(20,172)	$(25,051)	$98	$(21,129)
Purchase of property and equipment and intangibles	(2,244)	(4,929)	(11,132)	(16,060)
Proceeds from disposals of property and equipment	10	26	88	76
Free cash flow	$(22,406)	$(29,954)	$(10,946)	$(37,113)

INSTRUCTURE, INC.
RECONCILIATION OF 12-MONTH BILLINGS
(in thousands)
(unaudited)
	Trailing Twelve Months Ended December 31,
	2018	2017
Total net revenue	$209,544	$160,975

Total deferred revenue
Beginning balance	101,662	74,637
Ending balance	120,669	101,662
Net change in current deferred revenue	19,007	27,025

Total 12-month billings	$228,551	$188,000

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended December 31, 2018
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	Change in fair value of contingent earn-out liability	NON-GAAP
Operating expenses:
Sales and marketing	$23,811	(1,618)	—	(270)	—	$21,923
Research and development	14,281	(2,385)	—	—	—	11,896
General and administrative	9,296	(2,010)	—	—	—	7,286
Total operating expenses	$47,388	(6,013)	—	(270)	—	$41,105

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended December 31, 2017
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	Change in fair value of contingent earn-out liability	NON-GAAP
Operating expenses:
Sales and marketing	$20,130	(926)	—	(36)	—	$19,168
Research and development	13,477	(1,648)	—	—	—	11,829
General and administrative	8,255	(981)	—	—	—	7,274
Total operating expenses	$41,862	(3,555)	—	(36)	—	$38,271

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Year Ended December 31, 2018
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	Change in fair value of contingent earn-out liability	NON-GAAP
Operating expenses:
Sales and marketing	$97,481	(6,022)	430	(1,158)	—	$90,731
Research and development	59,391	(8,338)	616	—	—	51,669
General and administrative	35,602	(6,177)	130	—	1,144	30,699
Total operating expenses	$192,474	(20,537)	1,176	(1,158)	1,144	$173,099

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Year Ended December 31, 2017
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	Change in fair value of contingent earn-out liability	NON-GAAP
Operating expenses:
Sales and marketing	$78,726	(4,331)	256	(36)	—	$74,615
Research and development	48,293	(6,023)	256	—	—	42,526
General and administrative	31,196	(3,958)	22	—	—	27,260
Total operating expenses	$158,215	(14,312)	534	(36)	—	$144,401

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS GUIDANCE
(in thousands)
(unaudited)
	Three Months Ending March 31,		Full Year Ending December 31,
	2019	2019	2019	2019
	LOW	HIGH	LOW	HIGH
Net loss	$(17,225)	$(16,625)	$(74,360)	$(72,330)
Stock-based compensation	11,025	11,025	49,775	49,775
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(1,325)	(1,325)
Amortization of acquisition related intangibles	600	600	2,410	2,410
Non-GAAP net loss	$(5,600)	$(5,000)	$(23,500)	$(21,470)

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS PER COMMON SHARE GUIDANCE
(unaudited)
	Three Months Ending March 31,		Full Year Ending December 31,
	2019	2019	2019	2019
	LOW	HIGH	LOW	HIGH
Net loss per common share	$(0.49)	$(0.47)	$(2.06)	$(2.00)
Stock-based compensation	0.31	0.31	1.38	1.38
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(0.04)	(0.04)
Amortization of acquisition related intangibles	0.02	0.02	0.07	0.07
Non-GAAP net loss per common share, basic and diluted	$(0.16)	$(0.14)	$(0.65)	$(0.59)
Non-GAAP weighted average common shares used in computing basic and diluted net loss per common share (in thousands)	35,500	35,500	36,100	36,100